EXHIBIT 32.02

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of TriView Capital Management, Inc. as Managing Member of TriView Global Fund, LLC, certify that (i) the Form 10K for the year ended December 31, 2005 of TriView Global Fund, LLC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of TriView Global Fund, LLC.


TRIVIEW GLOBAL FUND, LLC
By:  TriView Capital Management, Inc., Managing Member



By:  /s/ Michael Pacult
     Michael Pacult
     Chief Executive Officer &
     Chief Financial Officer


Date:  March 30, 2006